UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 16, 2004

EMMIS COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

INDIANA
(State of incorporation or organization)

0-23264
(Commission file number)

35-1542018
(I.R.S. Employer
Identification No.)

ONE EMMIS PLAZA
40 MONUMENT CIRCLE
SUITE 700
INDIANAPOLIS, INDIANA 46204
(Address of principal executive offices)

(317) 266-0100
(Registrant’s Telephone Number,
Including Area Code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01. Entry into a Material Definitive Agreement.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
2005 Stock Compensation Program
2005 Outside Director Stock Compensation Program

ITEM 1.01. Entry into a Material Definitive Agreement.

     On December 16, 2004, the Compensation Committee of our Board of Directors adopted a new compensation policy effective January 1, 2005. Under the policy, our directors who are not officers or employees of our company are to be compensated for their services at the rate of $3,000 per regular meeting attended in person, $1,500 per regular meeting attended by phone and $2,000 per committee meeting attended, whether in person or by phone. In addition, the chairs of our Audit Committee and Compensation Committee are each to receive a $5,000 annual retainer, the chair of our Corporate Governance and Nominating Committee is to receive a $3,000 annual retainer and our Lead Director is to receive a $5,000 annual retainer. All of these fees for 2005 are to be paid in the form of Class A common stock in January 2006 in accordance with our 2005 Outside Director Stock Compensation Program. In addition, directors who are not officers or employees of our company are entitled to receive annually options to purchase 5,000 shares of Class A common stock and 1,500 shares of restricted stock. The options are to be granted at the fair market value of the underlying shares on the date of grant and are to vest annually in three equal installments. The restricted stock is to vest at the conclusion of each director’s three year term. Directors who are not officers or employees of our company are also eligible to participate in our health insurance program by paying premiums equal to the “COBRA” rate charged to former employees of the company.

     On December 16, 2004, the Compensation Committee of our Board of Directors also adopted a 2005 Stock Compensation Program under our 2004 Equity Compensation Plan. The program, which is comparable to the 2004 Stock Compensation Program, is designed to replace cash compensation with non-cash compensation in order to improve our leverage ratio under the indenture for our senior subordinated notes, and to further focus our employees’ efforts and attention on delivering shareholder value. Each participant in the program may elect to receive stock compensation under the program in the form of payroll stock or in the form of restricted stock. The payroll stock is awarded every two weeks based on the fair market value of our Class A common stock on the date it is issued and is only subject to a de minimis transfer restriction. Our executive officers are prohibited from receiving payroll stock. The restricted stock is subject to forfeiture in the event the employee voluntarily terminates employment or is terminated for cause prior to the date the stock vests in January 2006, and is awarded based on a discount from the fair market value of our Class A common stock.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

EXHIBIT #	DESCRIPTION

10.1	2005 Stock Compensation Program.
10.2	2005 Outside Director Stock Compensation Program.

Signatures.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMMIS COMMUNICATIONS CORPORATION
Date: December 21, 2004	By:	/s/ J. Scott Enright
J. Scott Enright, Vice President,
Associate General Counsel and Secretary

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